Exhibit 10.20
THIRD AMENDMENT
TO SECOND LIEN LOAN AND SECURITY AGREEMENT
This THIRD AMENDMENT TO SECOND LIEN LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 2, 2026, is entered into by and among KODIAK ROBOTICS, INC., a Delaware corporation (“Borrower”), the lenders party hereto (“Lenders”), which constitute the Required Lenders, and ARES AGENT SERVICES, L.P., a Delaware limited partnership, as lender representative and collateral agent for the Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).

RECITALS

A.    Borrower, Agent and Lenders are parties to a certain Second Lien Loan and Security Agreement, dated as of April 14, 2025 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to, but not including, the date hereof, the “Loan Agreement” and, as amended by this Amendment, the “Amended Loan Agreement”), pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make Loans and provide other financial accommodations to Borrower.
B.    Borrower has requested that the Agent and the Lenders amend the Loan Agreement to (i) make certain conforming changes to account for the closing of the Business Combination contemplated by the Closing Date Business Combination Agreement and Kodiak Robotics, Inc. becoming a wholly owned subsidiary of the public company Kodiak AI, Inc., a Delaware corporation (“Parent”), (ii) provide for the joinder of Parent as a co-Borrower under the Loan Agreement, and (iii) make certain other changes as set forth in Section 3 hereof.

C.    Lenders are willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:

1.    Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Amendment, apply to this Amendment and are hereby incorporated by reference.

2.    Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lenders,

(ii) the Obligations to Lenders under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, except as set forth in the Loan Agreement, and (iii) Borrower has no cause of action, claim, defense or set-off against any Lender in any way regarding or relating to the Loan Agreement or any Lender’s actions thereunder and to the extent any such cause of action, claim, defense or set-off arose on or prior to the date of this Amendment, it is waived and each Lender is released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred under the Loan Agreement.

3.    Amendments to Loan Agreement.

(a)    Borrower and Lenders hereby agree that Section 1.1 of the Loan Agreement is hereby amended by inserting alphabetically the following defined terms:

“Kodiak” means Kodiak Robotics, Inc., a Delaware corporation.
“Parent” means Kodiak AI, Inc., a Delaware corporation.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission.
“Third Amendment Effective Date” means March 2, 2026.
(b)    Borrower and Lenders hereby agree that the definition of “Borrower” in Section 1.1 of the Loan Agreement is hereby amended as follows:

“Borrower” means, collectively, Kodiak, Parent and each other entity joined hereto as a co-Borrower.

(c)    Borrower and Lenders hereby agree that clause (f) of the definition of “Permitted Investments” in Section 1.1 of the Loan Agreement is hereby amended as follows:
(f) Investments by (i) any Borrower in any other Borrower, (ii) any Subsidiary that is not a Borrower hereunder in a Borrower or another Subsidiary that is not a Borrower hereunder and (iii) any Borrower in Subsidiaries that are not a Borrower hereunder in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year;
(d)    Borrower and Lenders hereby agree that Section 5.13 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Subsidiaries. Borrower has no Subsidiaries, except that Kodiak is a wholly-owned Subsidiary of Parent.”

(e)    Borrower and Lenders hereby agree that Section 6.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“6.3    Financial Statements, Reports, Certificates. Borrower shall deliver to Lender Representative for distribution to the Lenders: (a) within ninety (90) days after the end of each fiscal year of Parent, the consolidated financial statements of Parent and its Subsidiaries for such fiscal year, (b) within forty-five (45) days after the end of each of the first three fiscal quarters of Parent, the consolidated financial statements of Parent and its Subsidiaries, (c) as soon as available, but in any event promptly upon the later of (A) thirty (30) days after the end of Parent’s fiscal year, or (B) receipt of approval of the Parent’s Board of Directors, Parent’s operating budget and plan for the next fiscal year; and (d) such other financial information as the Lenders may reasonably request from time to time. In addition, Borrower shall deliver to the Lender Representative (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to all of its security holders in their capacity as such and not in any other capacity and (B) promptly upon written receipt of notice thereof, a report of any material legal actions pending or threatened in writing against Borrower or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving Borrower or any Subsidiary is commenced that is reasonably expected to result in damages or costs to Borrower of Two Hundred Fifty Thousand Dollars ($250,000) or more; provided that, documents required to be delivered pursuant to clauses (a) and (b) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet or (ii) such financial statements and/or other documents are posted on the Securities Exchange Commission’s website on the internet at www.sec.gov.”
(f)    Borrower and Lenders hereby agree that Section 7.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.7    Change in Business or Ownership. Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related, incidental or complementary thereto or a reasonable extension thereof or have an acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Third Amendment Effective Date) of Equity Securities representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of Parent.”

(g)    Borrower and Lenders hereby agree that the following shall be added to the Loan Agreement as Section 17:

17.    Cross-Guaranty of Borrowers.

17.1    Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and the Lenders and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and the Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 17 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 17 shall be absolute and unconditional, irrespective of, and unaffected by:

(A)    the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;
(B)    the absence of any action to enforce this Agreement (including this Section 17) or any other Loan Document, or the waiver or consent by Agent and the Lenders with respect to any of the provisions hereof or thereof;
(C)    the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and the Lenders in respect thereof (including the release of any such security);
(D)    the insolvency of any Borrower or any other Person; or
(E)    any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
17.2    Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, at common law, at law, in equity or otherwise, to compel Agent and the Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. Each of Borrower, Agent, and the Lenders agrees that the foregoing waivers are of the essence of the transaction contemplated by this

Agreement and the other Loan Documents and that, but for the provisions of this Section 17 and such waivers, Agent and the Lenders would decline to enter into this Agreement.

17.3    Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 17 are for the benefit of Agent and the Lenders and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower, Agent, and the Lenders, the obligations of such other Borrower under the Loan Documents.

17.4    Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 17.5 hereof, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this waiver is intended to benefit Agent and the Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 17, and that Agent and the Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 17.

17.5    Election of Remedies. If Agent and the Lenders may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent and the Lenders a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent and the Lenders may, at their sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 17. If, in the exercise of any of their rights and remedies, Agent and the Lenders shall forfeit any of its rights or remedies (including, without limitation, its right to enter a deficiency judgment against any Borrower or any other Person), whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent and the Lenders and waives any claim based upon such action, even if such action by Agent and the Lenders shall result in a full or partial loss of any rights of subrogation that each Co-Borrower might otherwise have had but for such action by Agent and the Lenders. Any election of remedies that results in the denial or impairment of the right of Agent and the Lenders to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Agent and the Lenders shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent and the Lenders may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent and the Lenders but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent and the Lenders or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 17, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent and the Lenders might otherwise be entitled but for such bidding at any such sale.

17.6    Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 17 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the lesser of:
(A)    the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and
(B)    the amount that could be claimed by Agent and the Lenders from such Borrower under this Section 17 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 16.7.
17.7    Contribution with Respect to Guaranty Obligations.
(A)    To the extent that any Borrower shall make a payment under this Section 17 of all or any of the Obligations (other than Loans made to such Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each Borrower as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the commitments to lend hereunder, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(B)    As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 17 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(C)    This Section 17.7(C) is intended only to define the relative rights of each Borrower and nothing set forth in this Section 17 is intended to or shall impair the obligations of each Borrower, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of the Loan Agreement. Nothing contained in this Section 17.7(C) shall limit the liability of any Borrower to pay the Loans made directly or indirectly to such Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.
(D)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing.
(E)    The rights of the indemnifying Borrower against the other Borrower under this Section 17 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the commitments to lend hereunder.
17.8    Liability Cumulative. The liability of each Borrower under this Section 17 is in addition to and shall be cumulative with all liabilities of each Borrower to the Agent and the Lenders under the Loan Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

4.    Conditions to Effectiveness. Each Lender’s consent and agreement herein is expressly conditioned on the following:

(a)    Borrower executing and delivering to Lenders a copy of this Amendment;

(b)    each of the representations and warranties of Borrower made in this Amendment shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, both before and immediately after giving effect to this Amendment (except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date);

(c)    a joinder agreement duly executed by Parent, Agent and Lenders, in the form of Exhibit A hereto (the “Joinder Agreement”), which shall provide for the joinder of Parent as a co-Borrower under the Loan Agreement;

(d)    a certificate of the secretary or assistant secretary of Parent, dated as of the date hereof, with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of Parent certified by Parent as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of the Joinder Agreement and each of the other Loan Documents;

(e)    a good standing certificate from Parent’s state of organization and the state in which Parent’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof;

(f)    evidence of the insurance coverage required by Section 6.8 of the Loan Agreement;

(g)    all necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of the Joinder Agreement and the other Loan Documents;

(h)    a customary legal opinion of Parent’s counsel, dated as of the date hereof, covering the Joinder Agreement, dated as of the Closing Date, in form and substance reasonably satisfactory to Agent and the Lenders;

(i)    Agent shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as Agent shall reasonably request to evidence the perfection and priority of the security interests granted to Agent pursuant to Section 4 of the Loan Agreement. Parent authorizes Agent to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral;

(j)    payment of all fees and expenses then due under the Joinder Agreement or under any other Loan Document; and

(k)    such other documents and completion of such other matters, as Lenders may reasonably deem necessary or appropriate, including all documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

5.    Representations and Warranties.

(a)    At and as of the date of this Amendment and both prior to and immediately after giving effect to this Amendment, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects (except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)    Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Amendment. Borrower has all requisite power and authority to own and operate its Property and to carry on its businesses as now conducted.

6.    Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other Loan Document shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document, (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by Borrower. Except as amended above, the Loan Agreement remains in full force and effect.

7.    Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

8.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

9.    Counterparts. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

10.    Integration. This Amendment and the Loan Documents constitute and contain the entire agreement of Borrower and Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Borrower, the Agent and the Lenders have caused this Amendment to be executed as of the day and year first above written.

BORROWER: KODIAK ROBOTICS, INC. By: /s/ Surajit Datta Name: Surajit Datta Title: Chief Financial Officer
COLLATERAL AGENT: ARES AGENT SERVICES, L.P., as Collateral Agent Acting by its General Partner Ares Agent Services GP LLC By: /s/ Thomas Griffin III Name: Thomas Griffin III Title: Vice President	LENDER REPRESENTATIVE: ARES AGENT SERVICES, L.P., as Lender Representative Acting by its General Partner Ares Agent services GP LLC By: /Thomas Griffin III Name: Thomas Griffin III Title: Vice President
LENDER: AAC II HOLDINGS II LP By: /s/ Anton Feingold Name: Anton Feingold Title: Authorized Signatory

EXHIBIT A

Form of Joinder Agreement